EXHIBIT 107

Calculation of Filing Fee Table

Form F-4

(Form Type)

Teekay Corporation1

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common stock, par value $0.001 per share	Rules 457(c) and 457(f)(1)	1,283,275(1)	$9.04(2)	$11,600,806(2)	0.0001476	$1,712.28

	Total Offering Amounts					$11,600,806	0.0001476	$1,712.28

	Total Fees Previously Paid							$—

	Total Fee Offsets							$—

	Net Fee Due							$1,712.28

(1)

Based on an estimate of additional shares of common stock of Teekay Corporation issuable in connection with derivative securities that are expected to be outstanding at the effective time of the Redomiciliation, as defined and described in the registrant’s registration statement on Form F-4, which was declared effective on August 20, 2024 (Registration No. 333-281337) (the Prior Registration Statement), and which estimate also represents additional common shares of Teekay Corporation Ltd., a Bermuda exempted company, into which such securities of Teekay Corporation, a Marshall Islands corporation, will convert, on a one-for-one basis, in connection with the Redomiciliation. In accordance with Rule 462(b) under the U.S. Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the proposed maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement may be registered hereby.

(2)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high ($9.15 per share) and low ($8.92 per share) prices of the common stock of Teekay Corporation on the New York Stock Exchange on September 23, 2024, in accordance with Rule 457(c) and Rule 457(f)(1) under the Securities Act of 1933, as amended.

[1]

In connection with the consummation of the Redomiciliation described in the Prior Registration Statement, Teekay Corporation, a Marshall Islands corporation, will be renamed and converted into Teekay Corporation Ltd., a Bermuda exempted company.